SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 3, 2011

Date of Report (Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia		31901
(Address of principal executive offices)		(Zip Code)

(706) 644-4982

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2011, Synovus Financial Corp. (“Synovus”) announced that Elizabeth R. James is retiring from her positions as Synovus’ Vice Chairman, Chief Information Officer and Chief People Officer, effective immediately.

Synovus and Ms. James have entered into a Consulting Agreement dated January 3, 2011 (the “Agreement”), for a term commencing on January 4, 2011 and ending on May 31, 2011. Pursuant to the Agreement, based upon her background and knowledge of matters in which she was involved as Vice Chairman, Chief Information Officer and Chief People Officer of Synovus, Ms. James will provide such professional consulting and advisory services as may be requested from time to time by the Chief Executive Officer of Synovus. In consideration of the services to be provided by Ms. James under the Agreement, Synovus has agreed to pay Ms. James a consulting fee of $15,000 per month for the term of the Agreement. The Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

  (d) Exhibits

Exhibit No.	Description

99.1	Consulting Agreement dated January 3, 2011 by and among Synovus Financial Corp. and Elizabeth R. James.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: January 3, 2011	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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